UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2007, Plug Power Inc. (the “Company”) closed its previously announced acquisition of Cellex Power Products, Inc. (“Cellex”). The Company purchased all of the outstanding capital stock of Cellex from its equity holders for an aggregate cash purchase price of Forty-Five Million Dollars ($45,000,000). Cellex, based in Richmond, British Columbia, is a provider of fuel cell power solutions for industrial vehicles.

On April 4, 2007, the Company issued a press release regarding the closing of the transaction described above. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this Current Report (if any) will be filed by the Company by amendment to this Current Report within 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report (if any) will be filed by the Company by amendment to this Current Report within 71 calendar days after the date this Current Report must be filed.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 4, 2007	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer